SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934


                                 May 19, 2008
                 Date of Report (date of earliest event reported)


                               CET SERVICES, INC.
               Exact name of Registrant as Specified in its Charter

          California               1-13852                 33-0285964
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation             Number                     Number

                 12503 E. Euclid Dr. #30, Centennial, CO 80111
            Address of Principal Executive Offices, Including Zip Code

                                (720) 875-9115
                Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 8.01 OTHER EVENTS.

     On MAY 19, 2008, CET Services, Inc. (the "Company") and BioMedical Technologies, Inc. ("BMTS") issued a joint press release concerning the merger agreement that was signed on May 8, 2008. A copy of the press release is filed herewith as Exhibit 99.1

     In connection with the proposed merger, CET will prepare a proxy statement for its shareholders to be filed with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, CET'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement will be available free of charge (when available) at the SEC's website, www.sec.gov, and shareholders of CET will also be able to obtain the proxy statement free of charge (when available) by directing their requests to Steven H. Davis at CET at 720-875-3366 or sdavis@cetenv.com.

     CET and its directors and executive officers may be deemed, under SEC rules, to be soliciting proxies from CET's shareholders in favor of the proposed Merger. Information regarding the identity of these persons, and their interests in the solicitation, will be set forth in a proxy statement to be filed with the SEC, and will be available free of charge (when available) at the SEC's website, www.sec.gov, and shareholders of CET will also be able to obtain the proxy statement free of charge (when available) by directing their requests to Steven H. Davis at CET at 720-875-3377 or sdavis@cetenv.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1    Press Release dated May 19, 2008.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CET SERVICES, Inc.
                                   (Registrant)



Date: May 20, 2008                 By:/s/ Steven H. Davis
                                      Steven H. Davis, President


                                EXHIBIT INDEX


Exhibit No.   Description

   99.1       Press Release dated May 18, 2008